LA JOLLA PHARMACEUTICAL COMPANY

RECEIVES NOTICE RELATING TO NONCOMPLIANCE WITH A NASDAQ STOCK MARKET LISTING REQUIREMENT

SAN DIEGO, APRIL 28, 2005 — La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today that it has received a notice from the Nasdaq Stock Market indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”) because, for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share. In accordance with the Nasdaq Marketplace Rules, the Company will be provided 180 calendar days, or until October 24, 2005, to regain compliance with the Minimum Bid Price Rule. This notification has no affect on the listing of the Company’s common stock at this time.

If at any time before October 24, 2005, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule by October 24, 2005, Nasdaq will notify the Company that its common stock will be delisted from the Nasdaq Stock Market.

In the event that the Company receives notice that its common stock is being delisted from the Nasdaq Stock Market, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Nasdaq Listings Qualifications Panel. In addition, in the event that such a delisting determination was based solely on non-compliance with the Minimum Bid Price Rule, Nasdaq may permit the Company to transfer its common stock to the Nasdaq’s SmallCap Market if the Company’s common stock satisfies all criteria for initial inclusion on such market other than compliance with the Minimum Bid Price Rule. In the event of such a transfer, the Company would have an additional 180 calendar days to comply with the Minimum Bid Price Rule in order to remain on the SmallCap Market.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also in the early stage of developing small molecules to treat various other autoimmune and inflammatory conditions. The Company’s common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although we are seeking collaborative agreements to support the development of Riquent® and our small molecule inflammation program, we cannot guarantee that we will be successful in establishing any such collaborative agreements or that the terms of any potential agreements will result in the payment of significant funds to us. The analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus (“lupus”), and any other drug candidate that we may develop, including the results of any trials that are ongoing or that we may initiate in the future, could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or with respect to the secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. The results from our clinical trials of Riquent, including the results of any trials that are ongoing or that we may initiate in the future, may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There can be no assurance, however, that we will have the necessary resources to complete any current or future trials or that any such trials will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require clinical trials in addition to our current clinical trial, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: our clear need for additional financing or a collaborative agreement; obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; our ability to pass all necessary FDA inspections; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2004, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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